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                                                                       EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                August 20, 1996


OncorMed, Inc.
205 Perry Parkway
Gaithersburg, MD  20877



                      Re:    OncorMed, Inc. (the "Company")
                             Registration Statement for the
                             Employee Stock Purchase Plan


Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 200,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Employee Stock Purchase Plan issued in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Brobeck, Phleger & Harrison LLP

                                BROBECK, PHLEGER & HARRISON LLP